UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 22, 2015, the Company issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2015.

The text of a press release issued by the Company is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

The information set forth under Item 2.02 of this current report is incorporated herein by reference. In the press release, the Company announced the signing of three (3) OEM agreements.

Item 8.01.	Other Events

In the Press Release, the Company also announced that its Board of Directors (the "Board") approved a new stock buy-back  program (the "Repurchase Program"). The Repurchase Program authorizes management to repurchase in the aggregate up to five million shares of the Company's common stock. Repurchases may be made by the Company from time to time in open-market or privately-negotiated transactions as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The Repurchase Program supersedes and replaces the Company's prior stock buy-back program. The Repurchase Program does not obligate the Company to make repurchases at any specific time or situation. The Repurchase Program does not have an expiration date and may be amended or terminated by the Board at any time without prior notice. The press release announcing the Repurchase Program is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
	Exhibit Number	Description
	99.1	Press release of the Company dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Date: April 22, 2015	By:	/s/ Louis J. Petrucelly
		Name:	Louis J. Petrucelly
		Title:	Executive Vice President, Chief Financial Officer and Treasurer